Exhibit 10-16-1

CONFIDENTIAL	FINAL (12/4/07)
(reflects all amendments through 2/24/09)
Digital Long-Term Incentive Plan
The Digital Long-Term Incentive Plan (DLTIP or Plan) is designed to provide incentive and retention for the Senior Vice President & Chief Digital Officer to achieve the goals of the Company’s strategic plan by guiding the transformation of Gannett Co., Inc. to compete successfully in digital businesses. The Plan is adopted under and subject to the 2001 Omnibus Incentive Compensation Plan.
The Plan focuses on the attainment of goals over a 4-year period in Digital Revenues and resulting EBITDA.

Eligibility:	The Senior Vice President & Chief Digital Officer

Performance Period:	January 1, 2008 through December 31, 2011

Target Payment:	Approximately $4,000,000
Payment: Any award earned from this Plan will be calculated after the end of the 4-year term, and will be paid in February 2012, except under limited circumstances described below.
Brief Plan Outline
The SVP & Chief Digital Officer will have a leadership role in achieving the goals of the Company’s strategic plan by guiding the transformation of Gannett Co., Inc. to compete successfully in digital businesses. His objective will be to expand the Company’s digital revenues and profits, either by growing existing sources or finding new ones.
The Plan has an ultimate objective of Gannett gradually reaching * in digital revenues by 2011 with strong EBITDA margins. Lesser amounts may be earned for progress towards this goal.
The Plan is divided into two components, Part A and Part B.

*	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits information subject to the confidentiality request. Omissions are designated with an asterisk (“*”). As part of our confidential treatment request, a complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

•	Part A of the Plan is comprised of four annual performance periods, each with specific target objectives to be met. Each year will generate an earned amount which will be locked in but still subject to forfeiture contingent on continued employment to the end of the 4-year performance period.

•	Part B is a cumulative 4-year performance period.
For both Parts A and B, the following definitions apply.
•	“Digital Revenue” is defined as all revenue from digital and Internet operations of Gannett other than CareerBuilder, Topix, Classified Ventures, fish4 and s1 (in the UK). Some Digital Revenue exists already, and this plan rewards building on that base in addition to identifying and implementing new digital revenue sources.

•	“EBITDA Margin” is defined as EBITDA derived from Digital Revenue, divided by Digital Revenue.
Note: Adjustments may be made to Digital Revenue or EBITDA results or targets for matters which are financially significant and infrequently occurring. Examples include but are not limited to the effect of significant business acquisitions or dispositions, consolidation into Gannett’s financial statements of existing investments (e.g., CareerBuilder), changes in accounting rules and, dramatic fluctuations in currency exchange rates affecting translation of foreign results. In the event such matters develop, the impact on the DLTIP will be presented to and evaluated by the Compensation Committee on a case-by-case basis.
Note: Because of the need for flexibility to make the above adjustments, a Section 162(m) override formula is incorporated into this Plan. Under this formula, and subject to the terms of the 2001 Omnibus Incentive Compensation Plan, the maximum payout for the Plan is 2% of the Company’s net income for Fiscal Year 2011 as reported in the Company’s Form 10-k; provided that the Compensation Committee may, in its sole discretion, use negative discretion to reduce the amount of the maximum payout. Payments under this Plan are intended to comply with the requirements of Section 162(m) of the Internal Revenue Code, and the Plan is to be interpreted and administered accordingly. Before payments are made under this Plan, the Compensation Committee must certify that the performance goals and other material terms have been satisfied.
Effective January 1, 2009, a new section 162(m) override formula will apply to the 2009, 2010 and 2011 annual DLTIP awards. Under this new formula, and subject to the terms of the 2001 Omnibus Incentive Compensation Plan, the maximum payout for the 2009, 2010 and 2011 annual DLTIP awards shall be 0.5% of “Operating Cash Flow” for Fiscal Year 2011 as reported in the Company’s Form 10-K; provided that the Compensation Committee may, in its sole discretion, use negative discretion to reduce the amount of the maximum payout. Payments under this Plan are intended to comply with the requirements of Section 162(m) of the Internal Revenue Code, and the Plan is to be interpreted and administered accordingly. Before payments are made under this Plan, the Compensation Committee must certify that the performance goals and other material terms have been satisfied. For purposes of this calculation “Operating Cash Flow” is defined as “Operating Income” as reported in the Consolidated Statements of Income, plus amounts reported for depreciation expense, amortization of intangible assets and impairment charges. Operating Cash Flow shall be further adjusted to exclude unusual or non-recurring restructuring charges to the extent and in the amount such charges are separately reported or discussed in the Company’s quarterly or annual financial reports.

Part A
The grids below show the interplay of Digital Revenues and EBITDA Margins that will lead to payouts under the Plan.

2008 Digital
Revenues ($M)	Payout
*	*		*		$1,000,000
*	*		$500,000		*
*	$150,000		*		*
* pays $0	*	%	*	%	*	%
	EBITDA Margin

2009 Digital
Revenues ($M)	Payout
*	*		*		$1,000,000
*	*		$500,000		*
*	$150,000		*		*
* pays $0	*	%	*	%	*	%
	EBITDA Margin

2010 Digital
Revenues ($M)	Payout
*	*		*		$1,000,000
*	*		$500,000		*
*	$150,000		*		*
* pays $0	*	%	*	%	*	%
	EBITDA Margin

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2011 Digital
Revenues ($M)	Payout
*	*		*		$1,000,000
*	*		$500,000		*
*	$150,000		*		*
* pays $0	*	%	*	%	*	%
	EBITDA Margin
Subject to the Section 162(m) override formula and the terms of the 2001 Omnibus Incentive Compensation Plan, payouts for performance above the maximum Digital Revenues or EBITDA margin in any year’s grid will be at the complete discretion of the Compensation Committee.
If all goals are met at target, the payment to be made at the end of the four year term under Part A of the Plan would total approximately $2,000,000. Payout amounts between points are interpolated on a straight-line basis
Part B
Part B of the Plan is the attainment of the overall 4-year objectives which would generate a Target payout of approximately $2,000,000. Payout amounts between points are interpolated on a straight-line basis.

Cumulative
4-Yr. Digital
Revenues ($M)	Payout
*	*		*		$4,000,000
*	*		$2,000,000		*
*	$600,000		*		*
* pays $0	*	%	*	%	*	%
	EBITDA Margin
Subject to the Section 162(m) override formula and the terms of the 2001 Omnibus Incentive Compensation Plan, payouts for performance above the maximum Digital Revenues or EBITDA margin in the above grid will be at the complete discretion of the Compensation Committee.
Sum
The sum of the target annual DLTIP credits under Part A and long-term component under Part B (each $2,000,000) totals the $4,000,000 target opportunity.

*	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Impact of Employment Events
In the event of termination of employment due to death or disability (as defined by Gannett but within the meaning of such term as it is defined in Section 409A of the Internal Revenue Code), the amounts locked in under Part A will be paid out within 30 days after termination of employment; all other amounts will be forfeited. In the case of other types of termination, all amounts will be forfeited unless provision is made in other Gannett plans or programs for their payment.
Impact on Other Plans
The DLTIP payments will not be considered compensation for purposes of Gannett’s retirement plans.